UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 2, 2008
NORTHFIELD LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24050	36-3378733
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
1560 Sherman Avenue
Suite 1000
Evanston, Illinois 60201-4800
(Address of Principal Executive Offices and Zip Code)
(847) 864-3500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Non-Employee Director Compensation
At a meeting held on October 2, 2008, the board of directors of Northfield Laboratories Inc. (the “Company”) authorized changes in the compensation policy applicable to the Company’s non-employee directors.
Under the Company’s current compensation policy, non-employee directors receive an annual grant of 10,000 stock options, the share equivalent of $15,000 in stock and an annual cash retainer of $10,000 per year. This compensation is awarded as of the date of the meeting of the board of directors following the annual meeting of the Company’s stockholders. The stock options provide for an exercise price equal to the market price of the Company’s common stock on the date of grant and are immediately exercisable. The stock grants are immediately vested on date of grant. In addition, non-employee directors are compensated for their participation at board and board committee meetings at a rate of $1,000 per meeting and are reimbursed for their expenses for attending board and board committee meetings.
The board of directors determined to modify the Company’s current compensation policy in view of anticipated regulatory developments relating to the Company’s PolyHeme® product, including the planned filing of a Biologics License Application (“BLA”) for PolyHeme with Food & Drug Administration (“FDA”) during the fourth calendar quarter of 2008.
Under the revised policy approved by the board of directors, non-employee directors received their annual cash retainer of $10,000 on October 2, 2008 and the Company agreed to grant each director 10,000 stock options and the share equivalent of $15,000 on the third business day following the date of the public announcement by the Company that FDA has accepted for filing the Company’s BLA for PolyHeme. The stock options will provide for an exercise price equal to the market price of the Company’s common stock on the date of grant and will be immediately exercisable. The stock grants will be immediately vested on date of grant. Non-employee directors will continue to be compensated for their participation at board and board committee meetings at a rate of $1,000 per meeting and will continue to be reimbursed for their expenses for attending board and board committee meetings.
Executive Officer and Employee Compensation
No grants of stock options or restricted shares were made to the Company's executive officers as of the end of the Company's 2008 fiscal year, the date as of which the Company has historically made annual equity compensation awards to its executive officers and employees.
At its October 2, 2008 meeting, the board of directors of the Company authorized its compensation committee to make stock option and restricted share grants to the officers and employees of the Company as of the same date stock options and shares are issued to the Company’s non-employee directors, as described above. The compensation committee will have discretion to determine the total number of options and restricted shares awarded on that date, the officers and employees entitled to receive such awards and the terms and conditions of such awards.
Agreement to Continue Employment
On October 2, 2008, the Company entered into Agreements to Continue Employment with certain of its executive officers who do not have written employment agreements with the Company, including Donna O’Neill-Mulvihill and Laurel A. Omert, M.D. The form of the Agreement to Continue Employment is attached as Exhibit 10.1.
The Agreements to Continue Employment provide for the payment of compensation and benefits, subject to certain conditions, if an employee’s employment is terminated by the Company prior to June 30, 2009. The Agreements to Continue Employment replace substantially identical agreements entered into in February 2008 that provided for an employment continuation period through December 31, 2008.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Form of Agreement to Continue Employment

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008	NORTHFIELD LABORATORIES INC.
	By:	/s/ Donna O’Neill-Mulvihill
Donna O’Neill-Mulvihill
Vice President Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Agreement to Continue Employment